UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2014

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2014, NewMarket Corporation (the "Company") announced that David A. Fiorenza, Vice President and Chief Financial Officer, intends to retire on March 1, 2015. The Company also announced that Brian D. Paliotti would succeed Mr. Fiorenza as Vice President and Chief Financial Officer of NewMarket Corporation, effective January 1, 2015. At such time, Mr. Fiorenza will continue to serve as Vice President of NewMarket until his retirement. Mr. Paliotti, age 38, joined NewMarket in June 2008 as Financial Officer for Afton Chemical Corporation, NewMarket's largest subsidiary. Subsequently, he was appointed Senior Financial Officer of NewMarket Services Corporation in October 2011, and promoted to Vice President, Finance of NewMarket Services Corporation in May 2013. On October 23, 2014 the Company issued a press release announcing Mr. Fiorenza's retirement and the appointment of Mr. Paliotti. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On October 23, 2014, the Company issued a press release reporting that the Company's Board of Directors had declared a dividend of $1.40 per share of the Company's common stock, payable on January 1, 2015 to the Company's shareholders of record as of December 15, 2014. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

    99.1 Press release regarding Mr. Fiorenza's retirement and Mr. Paliotti's appointment issued by the Company on October 23, 2014.
    99.2 Press release regarding quarterly dividend issued by the Company on October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: October 23, 2014	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	2015 Announcement re Fio and Pal
EX-99.2	PR Dividend